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                                                                    EXHIBIT 23.2

                        INDEPENDENT AUDITORS' CONSENT

      We consent to the incorporation by reference in this Registration Statement of Outdoor Systems, Inc. on Form S-8 of our reports dated February 14, 1997, except for Note 16 as to which the date is March 26, 1997, appearing in the Annual Report on Form 10-K of Outdoor Systems, Inc. for the year ended December 31, 1996.



DELOITTE & TOUCHE LLP



Phoenix, Arizona
October 20, 1997